Exhibit 23.5

October 28, 2019

Canaan Inc.

30/F, Dicara Silver Tower

29 Jiefang East Road

Jianggan District, Hangzhou, 310016

People’s Republic of China

+86-571-8999-5063

Re: Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Ladies and Gentlemen,

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. hereby consents to (i) references to our name, (ii) inclusion of information and data contained in our report entitled “Global Integrated Circuit Chip Market Study in 2019” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this Registration Statement on Form F-1 (and in all subsequent amendments) in connection with the proposed initial public offering of Canaan Inc. (the “Company”), in the prospectus contained therein, and in any other future filings or correspondence with the U.S. Securities and Exchange Commission (the “SEC”). We further hereby consent to the filing of this letter as an exhibit to such Registration Statement and any amendments thereto with the SEC.

Yours faithfully,

For and on behalf of

Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Neil Wang
Name: Neil Wang
Title: Global Partner